EXHIBIT 5.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-10 of PhotoChannel Networks Inc. of our report dated August 10, 2007 relating to the consolidated financial statements of Pixology Plc for the year ended December 31, 2006, which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Vancouver, Canada
August 14, 2007